Exhibit 10.101

AMENDMENT TO REVOLVING CREDIT AGREEMENTS

This Amendment to Revolving Credit Agreements (this “Amendment”) is entered into as of June 13, 2012 (the “Amendment Effective Date”) by and between GE CAPITAL RETAIL BANK, a federal savings bank organized under the laws of the United States (“Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

WHEREAS, Borrower and Lender are parties, either directly or as successors or assignees to the original parties, to (i) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and Lender in the principal amount of $2,000,000,000 (“RCA No. 1”); (ii) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and Lender in the principal amount of $3,500,000,000 (“RCA No. 2”); (iii) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and GECFS, Inc., in the principal amount of $2,000,000,000 (“RCA No. 3”); (iv) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and GECFS, Inc., in the principal amount of $6,500,000,000 (“RCA No. 4”); and (v) that certain Revolving Credit Agreement dated as of May 1996, by and between Monogram Credit Card Bank of Georgia and Lender in the principal amount of $15,000,000.000 (“RCA No. 5”)(as each has been or may be amended, modified or restated, collectively, the “Agreements”); and

WHEREAS, Borrower and Lender desire to amend the Agreements as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment will have the meanings ascribed to them in each Agreement.

SECTION 2. Amendments to Agreements. The amount of the line of credit referenced in the first paragraph and in section 2 of each Agreement is hereby decreased from the amount corresponding with the “Current Line of Credit” to the amount corresponding with the “Amended Line of Credit,” in each case, as set forth in the chart below:

Agreement	Current Line of Credit	Amended Line of Credit
RCA No. 1	$2,000,000,000	$1,000,000,000
RCA No. 2	$3,500,000,000	$2,000,000,000
RCA No. 3	$2,000,000,000	$1,000,000,000
RCA No. 4	$6,500,000,000	$3,000,000,000
RCA No. 5	$15,000,000,000	$3,000,000,000

SECTION 3. Effect of Amendment. This Amendment is hereby incorporated into and made a part of each Agreement. Except as amended by this Amendment, all terms and provisions of each Agreement shall continue and remain in full force and effect and binding upon the parties.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which when taken together shall constitute but one Amendment. Executed counterparts may be delivered electronically.

SECTION 5. Governing Law. This Amendment shall in all respects, including all matters of construction, validity, and performance, be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to choice-of-law principals, and applicable laws of the United States of America.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the Amendment Effective Date.

GE CAPITAL RETAIL BANK

By:	/s/ Michael Lagnese
Name:	Michael Lagnese
Title:	Senior Vice President and Finance Manager

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jeffrey S. Bornstein
Name:	Jeffrey S. Bornstein
Title:	Chief Financial Officer